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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:

☒   Preliminary Information Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐   Definitive Information Statement

PRESIDION CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

Preliminary Information Statement
Dated: January 20, 2004

PRESIDION CORPORATION
755 West Big Beaver, Suite 1700
Troy, Michigan 48084
(248) 269-9600
INFORMATION STATEMENT

     This information statement (the “Information Statement”) is furnished to the shareholders of Presidion Corporation, a Florida corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being mailed to shareholders on or about February 5, 2004.

     The corporate actions involve one (1) proposal (the “Proposal”):

1.	To approve an amendment to the Company’s Articles of Incorporation to authorize the Company’s Board of Directors to establish designations, preferences, limitations and relative rights of the Company’s 50,000,000 shares of authorized preferred stock, par value $0.001, including the authority to create different series of preferred stock, each containing different preferences, limitations and relative rights.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 21, 2004 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSAL. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY’S 96,766,439 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Craig A. Vanderburg

Craig A. Vanderburg
President, Chief Executive Officer and Director

Troy, Michigan
January 20, 2004

 i

ABOUT THE INFORMATION STATEMENT
What is the purpose of the information statement?
Who is entitled to notice?
What corporate matters will the principal shareholders vote for and how will they vote?
What vote is required to approve the proposal?
STOCK OWNERSHIP
Beneficial Owners
Directors And Executive Officers
PROPOSAL 1 — AMENDMENT TO THE ARTICLES OF INCORPORATION
Purpose Of Authorizing The Board Of Directors To Create Designations, Preferences And Relative Rights Of Preferred Stock
Description Of Securities
Dividends
Transfer Agent
Anti-Takeover Effects Of Provisions Of The Articles of Incorporation
Additional Information
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
PROPOSALS BY SECURITY HOLDERS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

 ii

PRESIDION CORPORATION
755 West Big Beaver, Suite 1700
Troy, Michigan 48084
(248) 269-9600
_____________________

INFORMATION STATEMENT
January 20, 2004
_________________________

     This information statement contains information related to certain corporate actions of Presidion Corporation, a Florida corporation (the “Company”), and is expected to be mailed to shareholders on or about February 5, 2004.

ABOUT THE INFORMATION STATEMENT

What is the purpose of the information statement?

     This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders. Shareholders holding a majority of the Company’s outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place March 2, 2004, consisting of the approval of an amendment to the Company’s Articles of Incorporation to authorize the Company’s Board of Directors to establish designations, preferences, limitations and relative rights of the Company’s 50,000,000 shares of authorized preferred stock, par value $0.001, including the authority to create different series of preferred stock, each containing different preferences, limitations and relative rights.

Who is entitled to notice?

     Each outstanding share of common stock as of record on the close of business on the Record Date, January 21, 2004, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company’s 96,766,439 issued and outstanding shares of common stock have indicated that they will vote in favor of the Proposal. Under Florida corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal is required.

What corporate matters will the principal shareholders vote for and how will they vote?

     Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matter:

•	For the approval of an amendment to the Company’s Articles of Incorporation to authorize the Company’s Board of Directors to establish designations, preferences, limitations and relative rights of the Company’s 50,000,000 shares of authorized preferred stock, par value $0.001, including the authority to create different series of preferred stock, each containing different preferences, limitations and relative rights (see page 5).

What vote is required to approve the proposal?

     Authorize the Board Of Directors to Create Designations, Preferences, Limitations and Related Rights of Preferred Stock. For the approval of an amendment to the Company’s Articles of Incorporation to authorize the Company’s Board of Directors to establish designations, preferences, limitations and relative rights of the Company’s 50,000,000 shares of authorized preferred stock, par value $0.001, including the authority to create different series of preferred stock, each containing different preferences, limitations and relative rights, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 48,383,220, will be required for approval. Shareholders holding in excess of 48,383,220 shares have indicated that they will vote for the approval of the amendment.

     The proposed corporate action will not be taken until at least 20 days after this information statement is mailed to shareholders of the Company as of the Record Date.

STOCK OWNERSHIP

Beneficial Owners

     As of January 21, 2004, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company’s common stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. There are no other classes or series of capital stock outstanding other than 1,000 shares of preferred stock described on page 6. As of January 21, 2004, the Company had 96,766,439 shares of common stock outstanding.

Common Stock Beneficially Owned

		Amount and
		Nature of
		Beneficial	Percentage of
Title of Class	Name and Address of Beneficial Owner	Ownership	Class (1)

Common Stock	Mercator Advisory Group, LLC (2)	8,702,941	8.25%
	555 South Flower Street, Suite 4500
	Los Angeles, CA 90071

Common Stock	Craig A. Vanderburg	35,476,341	36.66%
	755 West Big Beaver, Suite 1700
	Troy, Michigan 48084

Common Stock	John W. Burcham II	35,476,341	36.66%
	755 West Big Beaver, Suite 1700
	Troy, Michigan 48084

Common Stock	James E. Baiers	7,881,749	8.15%
	755 West Big Beaver, Suite 1700
	Troy, Michigan 48084

(1)	Applicable percentage of ownership is based on 96,766,439 shares of common stock outstanding as of January 21, 2004 together with securities exercisable or convertible into shares of common stock within 60 days of January 21, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or convertible within 60 days of January 21, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations — percentage computation is for form purposes only.

(2)	Mercator Advisory Group, LLC makes investment decisions on behalf of the Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., and Mercator Focus Fund, L.P. (collectively the “Mercator Funds”), which collectively are the investors under $2,000,000 of convertible debentures. These three funds also are the holders of the warrants to purchase 1,350,000 shares of the Company’s common stock. Mercator’s beneficial ownership is based on the 1,350,000 warrants and conversion of the $2,000,000 in convertible debentures at an assumed conversion price equal to 85% of $0.32. David Firestone, the managing member of Mercator Advisory Group, makes the investment decisions on behalf of Mercator Advisory Group.

Directors And Executive Officers

     The following table presents certain information regarding the beneficial ownership of all shares of common stock at January 21, 2004 for each executive officer and director of the Company. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of January 21, 2004, the Company had 96,766,439 shares of common stock outstanding.

Common Stock Beneficially Owned

		Amount and
		Nature of
		Beneficial	Percentage of
Title of Class	Name and Address of Beneficial Owner	Ownership	Class (1)

Common Stock	Craig A. Vanderburg	35,476,341	36.66%
	President, Chief Executive Officer and Director
	755 West Big Beaver, Suite 1700
	Troy, Michigan 48084

Common Stock	John W. Burcham II	35,476,341	36.66%
	Chairman
	755 West Big Beaver, Suite 1700
	Troy, Michigan 48084

Common Stock	James E. Baiers	7,881,749	8.15%
	Executive Vice-President, General Counsel and Director
	755 West Big Beaver, Suite 1700
	Troy, Michigan 48084

Common Stock	Anthony Danon	900,000	*
	Director
	755 West Big Beaver, Suite 1700
	Troy, Michigan 48084

Common Stock	All Officers and Directors as a Group	79,734,431	81.64%

(1)	Applicable percentage of ownership is based on 96,766,439 shares of common stock outstanding as of January 21, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of January 21, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or convertible within 60 days of January 21, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations — percentage computation is for form purposes only.

*	Less than 1%.

Craig A. Vanderburg, John W. Burcham, III and James E. Baiers, who collectively hold 81.47% of the common stock of the Company as of the Record Date, have indicated they will vote in favor of the Proposal.

PROPOSAL 1 — AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Company’s Board of Directors proposes an amendment to the Company’s Articles of Incorporation to authorize the Company’s Board of Directors to establish designations, preferences, limitations and relative rights of the Company’s 50,000,000 shares of authorized preferred stock, par value $0.001, including the authority to create different series of preferred stock, each containing different preferences, limitations and relative rights.

Purpose Of Authorizing The Board Of Directors To Create Designations, Preferences And Relative Rights Of Preferred Stock

     The Company currently has 50,000,000 shares of preferred stock authorized by its Articles of Incorporation. Prior to the corporate action proposed to be taken in this information statement, shareholder approval was required to create the designations, preferences, limitations and relative rights of the shares of preferred stock. The proposal will authorize the Company’s Board of Directors to establish designations, preferences, limitations and relative rights of the Company’s 50,000,000 shares of authorized preferred stock, par value $0.001, including the authority to create different series of preferred stock, each containing different preferences, limitations and relative rights. This would create what is called “blank check” preferred stock.

     Some of the shares of the preferred stock may be used by the Board of Directors as part of financing transactions currently being considered by the Company. The Company is seeking institutional investors to which it may sell shares of preferred stock. If a transaction closes, the proceeds would be used to repay the Company’s existing indebtedness and for working capital. The preferred stock would be senior in preference and repayment to all other equity securities, may have an interest coupon, and may be convertible into shares of common stock of the Company. Institutional investors also generally seek an investment fee and reimbursement of expenses upon the closing of a transaction and any such proposal would most likely be subject to numerous conditions, including conducting due-diligence, and the possibility exists that no such transaction may ever close.

     In addition to the reasons set forth above, the Company’s Board of Directors believes that it is desirable for the Board of Directors to have the authority to create designations, preferences, limitations and relative rights for shares of preferred stock for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company’s Board of Directors believes that having such authorization in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares could dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. Other than described above, the Company is not presently considering any other possible future financing transactions, possible future acquisition transactions, or other general corporate purposes for which shares of preferred stock would be issued.

     The proposed amendment to the Company’s Articles of Incorporation to be filed with the Florida Secretary of State is as follows:

ARTICLE III — CAPITAL STOCK

The number of shares that the Corporation is authorized to issue shall be Four Hundred Million (400,000,000) shares of Common stock having a par value of $.0000303 per share, and Fifty Million (50,000,000) shares of Preferred Stock having a par value of $.001 per share. The designations, preferences, limitations and relative rights of the Preferred Stock shall be as determined from time to time by resolution duly adopted by the Board of Directors, including the ability to designate different series of preferred stock, with each series possibly containing different preferences, limitations and relative rights from any other series of preferred stock.

     Shareholders holding in excess of 48,383,220 shares have indicated that they will vote for the approval of the amendment. There are certain advantages and disadvantages of an amendment to the Company’s Articles of

     Incorporation to authorize the Company’s Board of Directors to establish designations, preferences, limitations and relative rights of the Company’s 50,000,000 shares of authorized preferred stock, par value $0.001, including the authority to create different series of preferred stock, each containing different preferences, limitations and relative rights. The advantages include:

•	The ability to raise capital by issuing preferred stock under the transaction described above, or other financing transactions.

•	To have shares of preferred stock available to pursue business expansion opportunities, if any.

          The disadvantages include:

•	Possible dilution to the existing shareholders, including the possible decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•	The creation of “blank check” preferred stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by issuing shares of preferred stock to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Description Of Securities

Common Stock

     The current authorized capital stock of the Company consists of 400,000,000 shares of common stock, par value $0.0000303 per share. As of January 21, 2004, the Company had 96,766,439 shares of common stock issued and outstanding. Each share of the Company’s common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company’s common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company’s common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company’s common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.

Preferred Stock

     Currently, the Company has 50,000,000 shares of authorized preferred stock and 1,000 shares outstanding. The 1,000 shares of preferred stock have no voting rights, no conversion or redemption rights, no call or put features, no liquidation preferences or participation rights and do not have a stated dividend rate. As discussed above, this information statement relates to authorizing the Company’s Board of Directors to establish designations, preferences, limitations and relative rights of the Company’s 50,000,000 shares of authorized preferred stock, par value $0.001, including the authority to create different series or preferred stock, each containing different preferences, limitations and relative rights.

     The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by shareholders, unless action by shareholders is required by applicable law or the rules of any stock exchange on which our securities may be listed.

Secured Convertible Debentures

     On February 12, 2003, the Mercator Funds purchased convertible debentures from Presidion in the total face amount of $2,000,000. Specifically, Mercator Momentum Fund, L.P. purchased $240,000 of face value of the convertible debentures, Mercator Momentum Fund III, L.P. purchased $200,000 in face value of the convertible debentures, and Mercator Focus Fund, L.P. purchased $1,560,000 in face value of the convertible debentures. Other than the face amount, the terms of all of the convertible debentures are identical. The convertible debentures mature on February 12, 2004. Presidion is required to pay monthly interest payments under the convertible debentures at a rate of 6.5% per annum. At its option, Mercator may elect to receive shares of Presidion’s common stock instead of cash for the interest payments due under the convertible debenture. The number of shares received instead of cash for an interest payment is calculated by dividing the amount of the interest payment by the lower of (i) $0.34, or (ii) 85% of the average of the lowest three inter-day trading prices during the twenty trading days preceding the conversion date. The debentures are convertible at any time at the option of Mercator. The debentures are convertible at a conversion price equal to the lower of (i) $0.34, or (ii) 85% of the average of the lowest three inter-day trading prices during the twenty trading days preceding the conversion date. The convertible debentures are immediately due and payable if and when Presidion raises $4,000,000 or more through the sale of equity securities. Presidion has the right to redeem the convertible debentures during the first year the convertible debentures are outstanding by paying Mercator 115% of the outstanding principal at the time of redemption, plus accrued interest. Presidion’s obligations under the convertible debentures are secured by Messrs. Burcham, Vanderburg and Baiers’ obligations under pledge agreements.

Warrants

     The Mercator Funds are the holders of warrants to purchase 1,350,000 shares of common stock of Presidion. The purchase price for the shares of common stock under the warrants is $1.08, which is the greater of $1.00 or the market price of the common stock as of the closing date of the Securities Purchase Agreement dated February 12, 2003, as defined in that agreement.

Stock Options

     On September 8, 2003, the Company granted an option to a member of its Board of Directors for the purchase of 1,800,000 shares of the Company’s common stock at $0.31 per share, which was the quoted market price of the Company’s common stock at the date of grant. Effective October 1, 2003, 675,000 shares subject to the option are exercisable. On the first day of each calendar quarter, commencing with the calendar quarter beginning on January 1, 2004 and ending with the calendar quarter beginning on January 1, 2005, 225,000 shares subject to the option become exercisable. The option is subject to partial forfeiture and accelerated vesting under certain circumstances.

Dividends

     As of January 21, 2004, the Company has not paid any dividends in cash or other securities to our shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

     Transfer Agent and Registrar. The transfer agent for our common stock is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119. The telephone number is (702) 361-3033.

Anti-Takeover Effects Of Provisions Of The Articles of Incorporation

     Authorized and Unissued Stock. Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of

Directors’ desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

     The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

Additional Information

     Incorporation by Reference. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company’s Form 8-K/A, which contains financial information for the Company for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the three months ended September 30, 2003, which are being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive information statement will include a manually signed copy of the accountant’s report.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

     (b) No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

     No security holder has requested the Company to include any proposals in this information statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 755 West Big Beaver, Suite 1700, Troy, Michigan 48084, or by calling the Company at (248) 269-9600 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors

/s/ Craig A. Vanderburg Craig A. Vanderburg President, Chief Executive Officer and Director

Troy, Michigan
January 20, 2004